Exhibit 99.1
NEWS RELEASE
Tuesday, July 28, 2009
Contact:	Margaret K. Dorman Chief Financial Officer (281) 443-3370
SMITH INTERNATIONAL, INC. REPORTS
SECOND QUARTER RESULTS
     HOUSTON, Texas (July 28, 2009)... Smith International, Inc. (NYSE: SII) today announced second quarter income from continuing operations of $32.1 million, or $0.15 per diluted share, after excluding a $7.7 million after-tax charge related to severance and other cost reduction efforts. Reported results for the second quarter of 2009 totaled $24.4 million, or $0.11 cents per diluted share, on revenues of $1.94 billion. On a comparative basis, second quarter 2008 earnings from continuing operations totaled $183.3 million on revenues of $2.49 billion, while first quarter 2009 earnings from continuing operations, net of charges, totaled $114.5 million on revenues of $2.41 billion.
     The second quarter financial performance reflects reductions in North American exploration and production spending attributable to unfavorable natural gas fundamentals. Moreover, lower activity levels have contributed to excess industry capacity in the U.S. land drilling market — leading to higher discounting in a number of the Company’s product and service offerings. These factors, combined with the seasonal drilling downturn in Canada, had a significant impact on the quarter’s results.
     Consolidated revenues declined 19 percent from the March 2009 period, which compares to a 25 percent reduction in global drilling activity. The revenue decrease was concentrated in the Western Hemisphere market driven by a 31 percent reduction in the U.S. land rig count and, to a lesser extent, the annual break-up in Canada and offshore activity declines in Mexico. Eastern Hemisphere revenues fell five percent from the March period influenced by the timing of offshore projects in the West Africa region. On a year-on-year basis, after adjusting for the retained W-H Energy operations, pro forma revenues declined 30 percent versus a 36 percent decline in comparable activity levels.

     Commenting on the results, Chief Executive Officer, John Yearwood stated, “Our second quarter results reflect the unprecedented collapse in North American drilling activity which has led to lower volumes and a very competitive pricing environment. While we believe it’s unlikely that natural gas fundamentals will support U.S. activity growth in the back half of 2009, we do believe pricing in our oilfield-related product lines has stabilized. During the quarter we spent a considerable amount of effort right-sizing our U.S. operations while simultaneously expanding our business base in selected markets by offering new technology and providing superior drilling performance. I am very pleased with the overwhelming customer acceptance of our proprietary i-DRILL® drilling optimization offering, the start of Pathfinder operations in three new countries and the improved drilling performance from our recently commercialized ONYX™ drill bit cutter technology.”
     Margaret Dorman, Chief Financial Officer, added, “The North American business mix combined with higher debt costs contributed to the sequential decline in profitability levels. Margins in our oilfield-related operations slipped 370 basis points on a sequential quarter basis, translating into decremental margins of 34 percent. While profitability levels in our Eastern Hemisphere operations held up relatively well last quarter, supported by the performance of the M-I SWACO operations — lower volumes and weak pricing in the U.S. market influenced the overall margins. Our working capital performance showed improvement in the second quarter, contributing to just over $300 million of free cash generation. Excess cash was used to repay outstanding borrowings reducing our leverage ratio to 28.9 percent at June 30, 2009.”
     M-I SWACO segment revenues were $1.01 billion for the second quarter of 2009, a 13 percent decrease on a sequential basis and 21 percent below the prior year period. Just over half of the sequential quarter revenue reduction was reported in the segment’s North American operations — influenced by lower U.S. land-based activity, a 24 percent decline in U.S. offshore business levels and the seasonal downturn in Canadian drilling. Revenues in markets outside North America fell eight percent below the March quarter impacted by the timing of offshore projects in West Africa and the decline in offshore drilling activity in Mexico.

     Smith Oilfield segment revenues were $520.5 million for the three months ended June 30, 2009 — 24 percent lower on a sequential quarter basis and, due to the addition of the W-H operations, 12 percent below the amounts reported in the prior year quarter. The reported sequential period revenue decrease was concentrated in North America — as the lower number of land-based drilling programs impacted demand for tubular products as well as high-margin drill bits, directional services and other drilling-related product offerings. Additionally, increased competitive pricing pressure in the U.S. market impacted the sequential revenue comparison. Smith Oilfield revenues outside North America were seven percent below the March quarter driven by lower sales volumes in the Middle East and West African markets.
     The Distribution segment’s second quarter revenues were $410.8 million, 28 percent below the March 2009 quarter and 33 percent lower on a year-on-year basis. Approximately two-thirds of the revenue decline from the prior period resulted from lower customer demand and, to a lesser extent, market pricing for line pipe in the U.S. market. The Distribution segment’s reported decline in sales also reflects the effect of the Canadian spring break-up and the reduction in U.S. land-based drilling projects on maintenance, repair and operating (“MRO”) product sales.
     Smith International, Inc. is one of the largest global providers of products and services used by operators during the drilling, completion and production phases of oil and natural gas development activities. The Company will host a conference call today beginning at 10:00 a.m. Central to review the quarterly results. Participants may join the conference call by dialing (800) 233-1182 and requesting the Smith International call hosted by John Yearwood. A replay of the conference call will also be available through Tuesday, August 4, 2009, by dialing (888) 843-8996 and entering conference call identification number “24933950”.
     Certain comments contained in this news release and today’s scheduled conference call concerning among other things, our outlook, financial projections and business strategies of the Company constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Whenever possible, the Company has identified these forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “project,” “should” and similar terms. The forward-looking statements are based upon management’s expectations and beliefs and, although these statements are based upon reasonable assumptions, actual results might differ materially from expected results due to a variety of factors including, but not limited to, overall demand for and pricing of the Company’s products and services, general economic and business conditions, the level of oil and natural gas exploration and development activities, global economic growth and activity, political stability of oil-producing countries, finding and development costs of operations, decline and depletion rates for oil and natural gas wells, seasonal weather conditions, industry conditions, and changes in laws or regulations, many of which are beyond the control of the Company. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of additional risks and uncertainties that could impact the Company’s results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 2008 and other filings of the Company with the Securities and Exchange Commission.
     Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data — Schedule III in this release for the corresponding reconciliations to GAAP financial measures for the three-month periods ended June 30, 2009 and March 31, 2009 and the six-month period ended June 30, 2009. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results.
     Financial highlights follow:

SMITH INTERNATIONAL, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2009	2008	2009

Revenues	$1,944,289	$2,494,158	$2,411,479

Costs and expenses:
Costs of revenues	1,415,259	1,686,706	1,719,177
Selling, general and administrative expenses	395,726	417,685	450,624

Total costs and expenses	1,810,985	2,104,391	2,169,801

Operating income	133,304	389,767	241,678

Interest expense	42,803	16,244	27,524
Interest income	(729)	(752)	(358)

Income before income taxes and noncontrolling interests	91,230	374,275	214,512

Income tax provision	27,957	121,555	70,318

Net income	63,273	252,720	144,194

Noncontrolling interests in net income of subsidiaries	38,887	69,447	47,259

Net income attributable to Smith	$24,386	$183,273	$96,935

Earnings per share attributable to Smith:
Basic	$0.11	$0.91	$0.44

Diluted	$0.11	$0.91	$0.44

Weighted average shares outstanding:
Basic	219,307	200,938	219,201

Diluted	220,245	202,284	219,603

SMITH INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Six Months Ended June 30,
	2009	2008

Revenues	$4,355,768	$4,865,156

Costs and expenses:
Costs of revenues	3,134,436	3,276,220
Selling, general and administrative expenses	846,350	820,362

Total costs and expenses	3,980,786	4,096,582

Operating income	374,982	768,574

Interest expense	70,327	32,545
Interest income	(1,087)	(1,648)

Income before income taxes and noncontrolling interests	305,742	737,677

Income tax provision	98,275	238,846

Net income	207,467	498,831

Noncontrolling interests in net income of subsidiaries	86,146	140,567

Net income attributable to Smith	$121,321	$358,264

Earnings per share attributable to Smith:
Basic	$0.55	$1.78

Diluted	$0.55	$1.77

Weighted average shares outstanding:
Basic	219,254	200,873

Diluted	219,925	202,169

SMITH INTERNATIONAL, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008

Current Assets:
Cash and cash equivalents	$224,184	$162,508
Receivables, net	1,740,161	2,253,477
Inventories, net	2,120,929	2,367,166
Other current assets	241,130	303,233

Total current assets	4,326,404	5,086,384

Property, Plant and Equipment, net	1,866,301	1,844,036

Goodwill and Other Assets	3,915,938	3,885,804

Total assets	$10,108,643	$10,816,224

Current Liabilities:
Short-term borrowings	$404,885	$1,366,296
Accounts payable	598,924	979,000
Other current liabilities	389,383	588,136

Total current liabilities	1,393,192	2,933,432

Long-Term Debt	2,051,474	1,440,525

Other Long-Term Liabilities	613,733	581,958

Stockholders’ Equity(a)	6,050,244	5,860,309

Total liabilities and stockholders’ equity	$10,108,643	$10,816,224

NOTE (a): Due to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 160, cumulative undistributed earnings related to noncontrolling interests in consolidated subsidiaries (formerly referred to as minority interests) is now reflected as a component of stockholders’ equity. The December 31, 2008 information has also been recast to reflect the adoption of SFAS No. 160.

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA — SCHEDULE I
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2009	2008	2009	2009	2008

REVENUE DATA
Consolidated:
United States	$772,535	$1,145,960	$1,089,540	$1,862,075	$2,158,639
Canada	133,612	146,453	192,284	325,896	380,878

North America	906,147	1,292,413	1,281,824	2,187,971	2,539,517

Latin America	227,499	244,543	276,107	503,606	471,520
Europe/Africa	510,689	646,527	539,815	1,050,504	1,243,019
Middle East/Asia	299,954	310,675	313,733	613,687	611,100

Non-North America	1,038,142	1,201,745	1,129,655	2,167,797	2,325,639

Total	$1,944,289	$2,494,158	$2,411,479	$4,355,768	$4,865,156

Non-Distribution:

North America	$518,725	$708,807	$736,234	$1,254,959	$1,418,090

Latin America	223,820	237,597	270,565	494,385	457,878
Europe/Africa	498,734	629,139	528,728	1,027,462	1,209,328
Middle East/Asia	292,204	303,027	306,210	598,414	596,201

Non-North America	1,014,758	1,169,763	1,105,503	2,120,261	2,263,407

Total	$1,533,483	$1,878,570	$1,841,737	$3,375,220	$3,681,497

SEGMENT DATA (b)
Revenues:
M-I SWACO	$1,013,016	$1,285,754	$1,159,337	$2,172,353	$2,514,183
Smith Oilfield	520,467	592,816	682,400	1,202,867	1,167,314

Subtotal	1,533,483	1,878,570	1,841,737	3,375,220	3,681,497

Distribution	410,806	615,588	569,742	980,548	1,183,659

Total	$1,944,289	$2,494,158	$2,411,479	$4,355,768	$4,865,156

Operating Income:
M-I SWACO	$121,325	$212,294	$147,508	$268,833	$420,092
Smith Oilfield	47,622	162,864	105,765	153,387	325,870

Subtotal	168,947	375,158	253,273	422,220	745,962

Distribution	(9,799)	36,518	15,521	5,722	66,402

General corporate	(25,844)	(21,909)	(27,116)	(52,960)	(43,790)

Total	$133,304	$389,767	$241,678	$374,982	$768,574

NOTE (b): During 2008, the Company revised its segment reporting in connection with the inclusion of the W-H Energy Services operations to reflect three segments: M-I SWACO, Smith Oilfield and Distribution. In connection with this change, the Company no longer allocates corporate costs to the operating segments. All periods shown have been recast to conform to the current segment reporting structure.

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA — SCHEDULE II
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2009	2008	2009	2009	2008

OTHER DATA(c)
Operating Income:
Smith ownership interest	$85,825	$305,104	$180,264	$266,089	$597,574
Noncontrolling ownership interest	47,479	84,663	61,414	108,893	171,000

Total	$133,304	$389,767	$241,678	$374,982	$768,574

Depreciation and Amortization:
Smith ownership interest	$78,596	$39,533	$78,434	$157,030	$80,010
Noncontrolling ownership interest	13,116	12,285	12,661	25,777	24,409

Total	$91,712	$51,818	$91,095	$182,807	$104,419

Gross Capital Spending:
Smith ownership interest	$62,542	$67,995	$85,762	$148,304	$125,726
Noncontrolling ownership interest	10,087	20,979	11,339	21,426	37,278

Total	$72,629	$88,974	$97,101	$169,730	$163,004

Net Capital Spending (d):
Smith ownership interest	$47,020	$56,478	$64,429	$111,449	$101,133
Noncontrolling ownership interest	9,305	20,680	10,275	19,580	35,681

Total	$56,325	$77,158	$74,704	$131,029	$136,814

NOTE (c): The Company derives a significant portion of its revenues and earnings from M-I SWACO and other majority-owned operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been separated between the Company’s portion and the noncontrolling interests’ portion in order to aid in analyzing the Company’s financial results.
NOTE (d): Net capital spending reflects the impact of proceeds from lost-in-hole and fixed asset equipment sales.

SMITH INTERNATIONAL, INC.
SUPPLEMENTARY DATA — SCHEDULE III
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Operating Income			Diluted Earnings per Share
			Six Months			Six Months
	Three Months Ended		Ended	Three Months Ended		Ended
	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,
	2009	2009	2009	2009	2009	2009

GAAP Consolidated Basis	$133,304	$241,678	$374,982	$0.11	$0.44	$0.55

Add Back Charges:
M-I SWACO	2,983	19,301	22,284	0.01	0.03	0.04
Smith Oilfield	8,593	12,359	20,952	0.03	0.04	0.06
Distribution	1,265	651	1,916	—	—	0.01
General Corporate	160	2,481	2,641	—	0.01	0.01

Non-GAAP Consolidated Basis	$146,305	$276,470	$422,775	$0.15	$0.52	$0.67

NOTE: Management believes that it is important to highlight certain charges included within operating income to assist financial statement users with comparisons between current and prior period results. During the three-month periods ended June 30, 2009 and March 31, 2009, the Company incurred severance-related costs of approximately $12.5 million and $31.0 million, respectively, primarily reflecting reductions in North American personnel levels. The three-month periods ended June 30, 2009 and March 31, 2009 include other non-recurring costs of $0.5 million and $3.8 million, respectively, associated with facility closures and derivative-related contract losses. The above costs were included within selling, general and administrative expenses. There were no charges in the comparable 2008 periods.